Exhibit 32.1

                     CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Quarterly Report of Haverty Furniture Companies, Inc. (the "Company") on Form 10-Q/A for the period ended June 30, 2005 (the "Report"), I, Clarence H. Smith, President and Chief Executive Officer of the Company, and I, Dennis L. Fink, Executive Vice President and Chief Financial
Officer  of  the Company,  each  certify,   pursuant  to 18  U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1) The Report fully complies with the requirements of Section
      13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 12, 2005          /s/ Clarence H. Smith
                               ------------------------
                                Clarence H. Smith
                                President and
                                Chief Executive Officer


                                /s/ Dennis L. Fink
                                -----------------------
                                Dennis L. Fink
                                Executive Vice President and
                                Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Haverty Furniture Companies, Inc. and will be retained by Haverty Furniture Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.